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Exhibit 23.1

Consent of Ernst & Young LLP

        We consent to the reference to our firm under the caption "Experts," "Summary Financial and Operating Data," and "Selected Financial and Other Operating Data" and to the use of our report dated February 21, 2003, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-100438) and related Prospectus of 2nd Swing, Inc. for the registration of 2,300,000 shares of its common stock.

                      /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 29, 2003

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Consent of Ernst & Young LLP